Exhibit 99.1

                 Acadia Realty Trust Announces 13% Increase in
                     Second Quarter 2004 Operating Results;
                Same Store NOI up 2.8% - Occupancy Increases 1%;
                         Raises 2004 Earnings Guidance

    NEW YORK--(BUSINESS WIRE)--July 26, 2004--Acadia Realty Trust (NYSE: AKR - "Acadia" or the "Company"), a real estate investment trust ("REIT") and owner and operator of shopping centers anchored by grocery and value-oriented retail, today reported operating results for the quarter and six months ended June 30, 2004. All per share amounts discussed below are on a fully diluted basis.

    Second Quarter 2004 Highlights

    Quarterly earnings up 13%

    --  Earnings per share for the quarter of $0.13

    -- Funds from operations ("FFO") per share for the quarter of $0.26. This represents a 13% increase over second quarter 2003

    Same-store net operating income up 2.8% - Portfolio occupancy increases 1.0%

    --  Same store NOI up 2.8% over second quarter 2003

    --  Portfolio occupancy of 88.5% up 1.0% over first quarter 2004 of 87.5%

    -- Executed new and renewal leases totaling approximately 190,000 square feet for the quarter

    Balance sheet ratios remain strong - Coverage ratios strengthen

    --  Conservative dividend payout ratio of 60%

    --  3.4 to 1 fixed-charge coverage

    --  38% debt to total market capitalization

    External growth initiative expanded - Three acquisitions in second quarter and new acquisition fund launched

    -- Acquired interests in three value-added redevelopment shopping centers for an aggregate investment of $8.4 million.

    -- Formed second acquisition fund ("Fund II") with $300 million of committed discretionary capital

    Second Quarter Operating Results - Earnings up 13%

    Earnings per share on a fully diluted basis was $0.13 for second quarter 2004 compared to $0.09 for second quarter 2003. For the six months ended June 30, 2004 and 2003, earnings per share was $0.23 for both periods.
    FFO for the quarter ended June 30, 2004 was $8.1 million, or $0.26 per share compared to $0.23 for the second quarter 2003, representing a 13% increase on a per share basis. FFO for the six months ended June 30, 2004 was $15.2 million, or $0.50 per share compared to $0.50 per share for the same period in 2003. It is important to note that FFO for the six months ended June 30, 2003 included $0.06 of income from both merchant development activity with Target as well as a lump sum additional rent payment received from a tenant in connection with the re-anchoring of the Branch Plaza in Smithtown, NY.

    Portfolio Activity - Same Store Net Operating Income ("NOI') up
2.8%

    Same store NOI increased 2.8% for second quarter 2004 over 2003. The favorable variance was the result of increased rents in the core portfolio from leasing and redevelopment activities. Year to date, same property NOI was up 5.9% due to the above factors as well as a decrease in operating expenses in early 2004, primarily winter related charges.
    June 30, 2004 occupancy of 88.5% was up 1.0% over the March 31, 2004 occupancy of 87.5%. This was primarily the result of the opening of a new 49,000 square foot Raymour and Flanigan Furniture store at the New Loudon Shopping Center redevelopment project during the second quarter. This center is now 100% occupied. The remaining two projects in the Company's redevelopment pipeline continue on schedule. The installation of a 17,500 square foot Petco store, which co-anchors the Bloomfield Town Square, also contributed to the second quarter occupancy increase. On a year-over-year basis, Acadia's portfolio occupancy increased by 0.8% as compared to 87.7% at June 30, 2003.
    During the second quarter 2004, Acadia executed new and renewal leases approximating 190,000 square feet. Rent spreads on new and renewal leases which commenced during the period increased 6% over the previous rents on a cash basis.

    Balance Sheet - Continued Strength Reflected in Ratios

    During the quarter, Acadia reduced the financing spread on $48.6 million of LIBOR- based debt to 1.4% and extended its maturity by five years to 2012. This debt has been hedged through maturity with interest rate swap agreements that lock in long-term interest rates at a blended all-in rate of 6.0%. Including the effect of rate swaps, as well as the pay-down of $19,500 of variable-rate debt on July 1, 2004, 82% of the Company's total mortgage debt, inclusive of its pro-rata share of JV debt, is fixed-rate. This has been accomplished while maintaining a low blended cost of debt of 5.7% as of June 30, 2004, as compared to 6.1% as of the beginning of the year.
    As of June 30, 2004, Acadia maintained its solid balance sheet position as reflected in its financial ratios as follows (all ratios include the Company's pro-rata share of unconsolidated joint venture debt and interest expense):

    --  Debt to total market capitalization at quarter-end was 38%

    -- Fixed-charge ratio was 3.4 times (EBITDA / interest expense plus preferred distributions)

    --  Dividend payout ratio was 60% of FFO

    External Growth Initiatives Continue - New Acquisition Fund with $300 Million of Discretionary Equity Commitments

    Fund II - Formation of Second Acquisition Joint Venture

    As previously announced, Acadia launched its second discretionary acquisition fund, Acadia Strategic Opportunity Fund II, LLC ("Fund II") during the quarter. Of the $300 million of committed discretionary capital, it is anticipated that $40 million will be invested in the RCP Venture as discussed below. With the remaining equity, Fund II will be able to acquire approximately $750 million of real estate assets on a leveraged basis. All of the current investors in Acadia's existing acquisition fund, Acadia Strategic Opportunity Fund, LLC ("Fund I") along with two additional institutional investors will invest a total of $240 million of equity in Fund II and Acadia will invest $60 million. The terms and structure of Fund II are substantially the same as Fund I. Acadia will earn a pro rata return on its invested equity in Fund II as well as fees for asset management, property management, leasing and construction services. Acadia also has the opportunity to earn additional amounts based on certain investment return thresholds.

    Fund I - Acquisition of interests in value-added redevelopment projects

    During the quarter, Acadia, through Fund I, acquired interests in three shopping centers for an aggregate investment of $8.4 million. Fund I acquired a 50% interest in the Haygood Shopping Center and Sterling Heights Shopping Center from Klaff Realty, LP ("Klaff") for $3.2 million. These assets are part of the portfolio that the Company currently manages as a result of its January 2004 acquisition of the management contracts from Klaff and are separate from the formation of the Retailer Controlled Property Venture ("RCP Venture") between Klaff, Lubert-Adler Management Inc. and the Company. Both of these assets are currently scheduled for redevelopment. Fund I, in conjunction with Noddle Development Company, also purchased the Tarrytown Centre for $5.2 million during the quarter. The redevelopment of this 35,000 square foot, Westchester, NY property (New York City MSA), which was formerly anchored by a 25,000 square foot Grand Union supermarket, will include a new 15,000 square foot Walgreen's drugstore.
    To date, approximately $70 million of the $90 million of the equity committed to Fund I has now been invested or committed to redevelopment of currently owned assets. The remaining $20 million of Fund I equity, along with $40 million of Fund II equity as discussed above, has been allocated for investment in the RCP Venture.

    Increased Earnings Guidance for 2004

    As a result of a combination of stronger than anticipated 2004 core portfolio operating results, accretive external growth from Fund I's acquisitions and the formation of Fund II during the second quarter, the Company is currently increasing its earnings guidance for 2004. The Company's 2004 FFO forecast range is now $0.99 to $1.01. This compares to Acadia's original 2004 forecast of $0.95 to $1.00 per share. On an earnings per share basis, the Company now forecasts $0.44 to $0.46 per share, as compared to its original forecast of $0.40 to $0.45 per share. Management will discuss the 2004 earnings guidance during tomorrow's conference call.

    Management Comments

    Commenting on the results for the quarter, Kenneth Bernstein, President and CEO, stated, "Our second quarter results --driven by an ideal combination of internal and external growth -- provides further evidence of the continued success of our business plan. By combining robust operating performance with a strong balance sheet and the discretionary acquisition capital of Fund II, Acadia is well positioned to create significant and sustainable multi-year growth without being overly-reliant on the increasingly volatile public markets. In fact, given our size, balance sheet strength and the structure of our acquisition platform, increased volatility should create even further growth opportunities."

    Investor Conference Call

    Mr. Bernstein and Michael Nelsen, Sr. Vice President and CFO, will conduct a conference call July 27, 2004 at 12 Noon EST to review the Company's earnings and operating results. The live conference call can be accessed by dialing 888-339-2688 (internationally 617-847-3007). No passcode is required.
    The call will also be webcast and can be accessed in a listen-only mode at Acadia's web site at www.acadiarealty.com.
    If you are unable to participate during the live webcast, the call will be archived and available on Acadia's website. Alternatively, to access the replay by phone, dial 888-286-8010 (internationally 617-801-6888). The passcode will be 61784604. The phone replay will be available through Monday, August 2, 2004.

    Acadia Realty Trust, headquartered in White Plains, NY, is a fully integrated and self-managed real estate investment trust which specializes in the acquisition, redevelopment and operation of shopping centers which are anchored by grocery and value-oriented retail. Acadia currently owns, or has interests in, and operates 67 properties totaling approximately nine million square feet, located primarily in the Northeast, Mid-Atlantic and Midwest United States.

    Certain matters in this press release may constitute forward-looking statements within the meaning of federal securities law and as such may involve known and unknown risk, uncertainties and other factors which may cause the actual results, performances or achievements of Acadia to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. Such forward-looking statements speak only as of the date of this document. Acadia expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Acadia's expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based. The Company also refers you to the documents filed by the Company, from time to time, with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference therein, for a discussion of such risks and uncertainties.
    The Company considers funds from operations ("FFO") as defined by the National Association of Real Estate Investment Trusts ("NAREIT") to be an appropriate supplemental disclosure of operating performance for an equity REIT due to its widespread acceptance and use within the REIT and analyst communities. FFO is presented to assist investors in analyzing the performance of the Company. It is helpful as it excludes various items included in net income that are not indicative of the operating performance, such as gains (or losses) from sales of property and depreciation and amortization. However, the Company's method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. FFO does not represent cash generated from operations as defined by generally accepted accounting principles ("GAAP") and is not indicative of cash available to fund all cash needs, including distributions. It should not be considered as an alternative to net income for the purpose of evaluating the Company's performance or to cash flows as a measure of liquidity. Consistent with the NAREIT definition, the Company defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.
    EBITDA is a widely used financial measure in many industries, including the REIT industry, and is presented to assist investors and analysts in analyzing the performance of the Company. It is helpful as it excludes various items included in net income that are not indicative of operating performance, such as gains (or losses) from sales of property and depreciation and amortization and is used in computing various financial ratios as a measure of operational performance. The Company computes EBITDA as the sum of net income before extraordinary items plus interest expense, depreciation, income taxes and amortization, less any gains (losses including impairment charges) on the sale of income producing properties. The Company's method of calculating EBITDA may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. EBITDA does not represent cash generated from operations as defined by GAAP and is not indicative of cash available to fund all cash needs, including distributions. It should not be considered as an alternative to net income for the purpose of evaluating the Company's performance or to cash flows as a measure of liquidity. Refer to the Company's Financial and Operating Reporting Supplement for the Quarter ended June 30, 2004 as posted on its website and included in the Company's filing on Form 8K with the Securities and Exchange Commission for a reconciliation of EBITDA.
    For more information visit Acadia Realty Trust's Web site at www.acadiarealty.com


                 ACADIA REALTY TRUST AND SUBSIDIARIES
                         Financial Highlights
     For the Quarters and Six Months ended June 30, 2004 and 2003
             (amounts in thousands, except per share data)

                         STATEMENTS OF INCOME


                                      For the quarters   For the six
                                           ended         months ended
           Revenues                       June 30,         June 30,
                                        2004    2003     2004    2003
                                      ------- -------  ------- -------
Minimums rents                       $13,079 $12,618  $26,180 $24,715
Percentage rents                         203      95      422     389
Expense reimbursements                 3,129   2,896    6,803   6,613
Other property income                    200     147      328     298
Management fee income                  1,007     545    1,552     943
Interest income                          485     164      600     414
Other                                     40      --      196   1,218
                                      ------- -------  ------- -------
     Total revenues                   18,143  16,465   36,081  34,590
                                      ------- -------  ------- -------
         Operating expenses
Property operating                     3,527   3,389    7,544   7,743
Real estate taxes                      2,117   1,812    4,439   4,009
General and administrative             2,422   2,449    4,911   5,145
Depreciation and amortization          4,121   3,888    7,977   7,489
                                      ------- -------  ------- -------
     Total operating expenses         12,187  11,538   24,871  24,386
                                      ------- -------  ------- -------
Operating income                       5,956   4,927   11,210  10,204
Equity in earnings of unconsolidated
 partnerships                            506     595    1,050   1,148
Interest expense                      (2,761) (2,805)  (5,506) (5,531)
Gain on sale                             508      --      508   1,212
Minority interest                       (445)   (274)    (648) (1,127)
                                      ------- -------  ------- -------
Net income - Basic                     3,764   2,443    6,614   5,906
Distributions - Preferred OP Units        88      50      160     100
                                      ------- -------  ------- -------
Net income - Diluted                 $ 3,852 $ 2,493  $ 6,774 $ 6,006
                                      ======= =======  ======= =======
  Net income per Common Share - Basic
Weighted average Common Shares        29,128  26,387   28,407  25,885
                                      ======= =======  ======= =======
Net income per Common Share          $   .13 $   .09  $   .23 $   .23
                                      ======= =======  ======= =======
  Net income per Common Share -
   Diluted
Weighted average Common Shares        30,192  27,176   29,632  26,558
                                      ======= =======  ======= =======
Net income per Common Share          $   .13 $   .09  $   .23 $   .23
                                      ======= =======  ======= =======



                 ACADIA REALTY TRUST AND SUBSIDIARIES
                         Financial Highlights
     For the Quarters and Six Months ended June 30, 2004 and 2003
             (amounts in thousands, except per share data)

      RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS (2)

                                       For the quarters  For the six
                                             ended       months ended
                                            June 30,       June 30,
                                         2004    2003    2004    2003
                                       ------- ------- ------- -------

Net income                            $ 3,764 $ 2,443 $ 6,614 $ 5,906
Depreciation of real estate and
 amortization of leasing costs:
   Wholly owned and consolidated
    partnerships                        3,567   3,571   7,084   6,970
   Unconsolidated  partnerships           569     551   1,121   1,010
Income attributable to minority
 interest in Operating Partnership         72     203     187     641
                                       ------- ------- ------- -------
Funds from operations - Basic           7,972   6,768  15,006  14,527
Distributions - Preferred OP Units         88      50     160     100
                                       ------- ------- ------- -------
Funds from operations - Diluted       $ 8,060 $ 6,818 $15,166 $14,627
                                       ======= ======= ======= =======
  Funds from operations per share -
   Basic
Weighted average Common Shares and OP
 Units (3)                             29,654  28,461  29,197  28,448
                                       ======= ======= ======= =======
Funds from operations per share       $   .27 $   .24 $   .51 $   .51
                                       ======= ======= ======= =======
  Funds from operations per share -
   Diluted
Weighted average Common Shares and OP
 Units (1,3)                           30,718  29,250  30,422  29,121
                                       ======= ======= ======= =======
Funds from operations per share       $   .26 $   .23 $   .50 $   .50
                                       ======= ======= ======= =======



                 ACADIA REALTY TRUST AND SUBSIDIARIES
                         Financial Highlights
               As of June 30, 2004 and December 31, 2003
             (amounts in thousands, except per share data)

                  SELECTED BALANCE SHEET INFORMATION

                                              June 30,    December 31,
                                                2004          2003
                                                ----          ----

Cash and cash equivalents               $      32,352  $       14,663
Rental property, at cost                      430,736         427,628
Total assets                                  422,876         388,184
Mortgage notes payable                        214,738         190,444
Total liabilities                             230,262         208,765
     Fixed rate debt: (4)                     155,802         156,433
          % of outstanding debt                   73 %            82 %
          Weighted average interest rate         6.6 %           6.6 %
     Variable rate debt (4)             $      58,936  $       34,011
          % of outstanding debt                   27 %            18 %
          Weighted average interest rate         2.5 %           2.9 %
Total weighted average interest rate             5.5 %           5.9 %


    Notes:

    (1) Reflects the potential dilution that could occur if securities or other contracts to issue Common Shares, including Preferred OP
Units, were exercised or converted into Common Shares.

    (2) The Company considers funds from operations ("FFO") as defined by the National Association of Real Estate Investment Trusts ("NAREIT") to be an appropriate supplemental disclosure of operating performance for an equity REIT due to its widespread acceptance and use within the REIT and analyst communities. FFO is presented to assist investors in analyzing the performance of the Company. It is helpful as it excludes various items included in net income that are not indicative of the operating performance, such as gains (or losses) from sales of property and depreciation and amortization. However, the Company's method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. FFO does not represent cash generated from operations as defined by generally accepted accounting principles ("GAAP") and is not indicative of cash available to fund all cash needs, including distributions. It should not be considered as an alternative to net income for the purpose of evaluating the Company's performance or to cash flows as a measure of liquidity. Consistent with the NAREIT definition, the Company defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

    (3) In addition to the weighted average Common Shares outstanding, diluted FFO also assumes full conversion of a weighted average 526 and 2,074 OP Units into Common Shares for the quarters ended June 30, 2004 and 2003, respectively and 790 and 2,563 OP Units into Common Shares for the six months ended June 30, 2004 and 2003, respectively.

    (4) Fixed-rate debt includes $86,419 of notional principal fixed through swap transactions. Conversely, variable-rate debt excludes this amount. In addition, on July 1, 2004, the Company repaid a total of $19,500 of outstanding principal of floating rate debt.

    CONTACT: Acadia Realty Trust
             Jon Grisham, 914-288-8142